                                                                    EXHIBIT 4.17

                            ASSIGNMENT OF COPYRIGHT
                            -----------------------

     WHEREAS, Isle of Capri Black Hawk L.L.C., a Colorado limited liability company (the "Company") and Isle of Capri Black Hawk Capotal Corp., a Colorado corporation ("Capital Corp" and, together with Capital Corp., collectively, the "Grantors" and each, a "Grantor") and IBJ Schroder Bank & Trust Company, and New York banking corporation, having an office at One State Street, New York, New York 10004 (the "Trustee") are entering into that certain Indenture dated as of August 20, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Grantors are issuing their 13% First Mortgage Notes due 2004 with Contingent Interest (such Notes, together with any Notes issued in replacement thereof or in exchange therefor, the "Securities"), in the aggregate principal amount of $75,000,000;

     WHEREAS, pursuant to the terms of the Security Agreement dated as of August 20, 1997 (as said Agreement may be amended, supplemented or otherwise modified from time to time, the "Security Agreement"; capitalized terms used and not otherwise defined have the meanings assigned to such terms in the Security Agreement), between Grantors and the Trustee (in such capacity, "Grantee"), each Grantor has assigned and granted to Grantee for Grantee's benefit and the ratable benefit of the holders from time to time of the Securities (the "Holders") a security interest in substantially all the assets of such Grantor including all right, title and interest of such Grantor in, to and under all now owned and hereafter acquired Trademarks, Trademark registrations, Trademark applications and Trademark Licenses, together with the goodwill of the business symbolized by such Grantor's Trademarks, and all proceeds thereof, to secure the payment of the Obligations; and

     WHEREAS, each Grantor, owns the Copyrights, Copyright registrations and Copyright applications, and is a party to the Copyright Licenses, listed for such Grantor on Schedule 1 annexed hereto.
                ----------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor does hereby grant and assign to Grantee a continuing security interest in all of such Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Copyright Collateral"), whether presently existing or hereafter created or acquired:

     (1) all copyrights in all works, whether published or unpublished, registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any other country, including in each case, without limitation, those listed on Schedule 1, and (b) all
                                                    ----------
          renewals thereof;

              (2) any and all agreements, written or oral, providing for the grant by or to such Grantor of any right to reproduce, copy publish or otherwise use any right to reproduce, copy, publish or otherwise use any Copyright, including, without limitation, the agreements set forth on Schedule 1; and
                                                            ----------

              (3) all products and proceeds of the foregoing, including, without limitation, any claim by such Grantor against third parties for past, present or future (a) infringement or dilution of any Copyright or copyright registration including, without limitations, the Copyright and copyright registrations referred to in Schedule 1 annexed hereto, the
                                                 ----------
                    Copyright registrations issued with respect to the Copyrights applications referred in Schedule 1 and the Copyrights licensed under the Copyright License, or (b) injury to the goodwill associated with any Copyright, copyright registration or Copyright licensed under any Copyright License.

                This assignment and grant of security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Grantee with respect to the assignment and security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     IN WITNESS WHEREOF, Grantors have caused this Assignment of Copyright to be duly executed as of the 20th day of August, 1997.


                                  ISLE OF CAPRI BLACK HAWK L.L.C.


                                  By: /s/ Allan B. Solomon
                                     ------------------------------------
                                  Name: Allan B. Solomon
                                       ----------------------------------
                                  Title: Secretary
                                        ---------------------------------


                                  By: /s/ H. Thomas Winn
                                     ------------------------------------
                                  Name: H. Thomas Winn
                                       ----------------------------------
                                  Title: Vice President
                                        ---------------------------------


                                  ISLE OF CAPRI BLACK HAWK CAPITAL CORP.


                                  By: /s/ Allan B. Solomon
                                     ------------------------------------
                                  Name: Allan B. Solomon
                                       ----------------------------------
                                  Title: Secretary
                                        ---------------------------------


                                  IBJ SCHRODER BANK & TRUST COMPANY


                                  By: /s/ William T. Lynch
                                     ------------------------------------
                                  Title: William T. Lynch
                                        ---------------------------------

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES



     On August 19, 1997, before me, Yvonne M. Gutierrez, Notary Public, personally appeared Allan B. Solomon, [_] personally known to me OR [X] proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                             /s/ Yvonne M. Gutierrez
                                             ---------------------------------
                                             Signature of Notary

[NOTARY PUBLIC SEAL
   APPEARS HERE]

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES



     On August 19, 1997, before me, Yvonne M. Gutierrez, Notary Public, personally appeared Harold Thomas Winn, [_] personally known to me OR [X] proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                             /s/ Yvonne M. Gutierrez
                                             ---------------------------------
                                             Signature of Notary

[NOTARY PUBLIC SEAL
   APPEARS HERE]

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES



     On August 19, 1997, before me, Yvonne M. Gutierrez, Notary Public, personally appeared William T. Lynch, [_] personally known to me OR [X] proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                             /s/ Yvonne M. Gutierrez
                                             ---------------------------------
                                             Signature of Notary

[NOTARY PUBLIC SEAL
   APPEARS HERE]

                            ASSIGNMENT OF COPYRIGHT

                                  Schedule 1

                                  COPYRIGHTS
                                  ----------

                                     None



                            COPYRIGHT REGISTRATIONS
                            -----------------------


    MARK     REG. NO.     DATE      FIRST USE     GOODS
    ----     --------     ----      ---------     -----


                                     None




                            COPYRIGHT APPLICATIONS
                            ----------------------

                                     None




                              COPYRIGHT LICENSES
                              ------------------


Name of Agreement       Parties                 Date of Agreement
-----------------       -------                 -----------------

                                     None





                                 Schedule 1-1